United Security Bancshares
3rd Quarter Earnings and Trends Improve

FRESNO, CA, November 3, 2009 Dennis R. Woods, President and Chief Executive Officer of United Security Bancshares http://www.unitedsecuritybank.com/ (Nasdaq Global Select: UBFO) reported today the results of operations for the 3rd quarter and nine months ended September 30, 2009.

The net income was $693,000 for the 3rd quarter of 2009, as compared with a net loss of ($1,342,000) for the 3rd quarter in 2008. Basic and diluted earnings per share for the 3rd quarter 2009 were $.06 compared with basic and diluted of ($0.11) for the 3rd quarter 2008. For the nine months ended September 30, 2009, the net loss was ($4,112,000) compared with net income of $3,228,000 in 2008.

For the 3rd quarter 2009, return on average equity was 3.64% and the return on average assets 0.38% compared with a return on average equity was (6.48%) and the return on average assets was (0.68%) for the 3rd quarter 2008. For the nine months ended September 30, 2009, return on average equity was (6.95%) and the return on average assets was (.74%). For the same period in 2008, return on average equity was 5.18% and return on average assets was .56%. Shareholders’ equity at quarter end was $76.7 million.

The Board of Directors of United Security Bancshares declared a 4th quarter 2009 stock dividend of one percent (1%). The stock dividend replaces the quarterly cash dividend. The stock dividend is payable to shareholders of record on October 9, 2009 and shares were issued on October 21, 2009.

Woods added, “We are seeing the fruits of significant efforts over the past 12 months, after taking control of and completing various requirements to prepare properties for sale. During the third quarter 15 properties related to nonperforming assets sold for total proceeds of $9.5 million after additional write-downs and (gains)/losses of $459,000 during the 3rd quarter. Since the end of the 3rd quarter through the date of this announcement, 21 properties associated with nonperforming assets closed escrow for total proceeds of $11.5 million after loss of $1,476 on sale of OREO property. Escrows are open on other 14 properties associated with nonperforming assets scheduled to close by November 20, 2009 for additional total proceeds of $10.1 million after estimated write-downs and (gains)/losses of $358,000 on such properties to be taken in the 4th quarter. (Write-downs and (gains)/losses do not include certain carrying costs such as property taxes, repairs, maintenance, costs to prepare properties for sale and similar expenses).”

“Our focused and disciplined approach provides our customers with as much assistance as possible during difficult times while we attempt to avoid contributing to further job loss and property value declines, often associated with ill timed liquidations. We understand, if your neighbors' property is liquidated in a forced sale, your property drops in value and we work to minimize that whenever possible.”

“Our employees have a strong commitment to an approach that benefits customers and shareholders alike and parallels our commitment to provide excellent bank services in the communities we serve. Our business plan reduces nonperforming assets, adds to our strong capital base while providing customers with more options.  Fortunately, strong core earnings allow us greater flexibility for accomplishing these goals.”

Net interest income for the 3rd quarter 2009 was $7.16 million, down $267,000 from the 3rd quarter of 2008 for a decrease of 3.6%. The net interest margin increased from 4.17% in the 3rd quarter 2008 to 4.61% in 2009. For the nine months ended September 30, 2009 net interest income was $21,102,000, down $2,038,000 from $23,140,000 for the same period in 2008 for an 8.81% decline. The net interest margin was 4.44% for the nine month period ended September 30, 2008 and 4.46% for the same period in 2009.

Noninterest income for the 3rd quarter of 2009 was $1,019,000, down $572,000 from $1,591,000 in 2008 for a decrease of 35.9%. For the nine months ended September 30, 2009, noninterest income was $3,438,000, down $2,208,000 from $5,645,000 for the same period in 2008. The largest single noninterest income component within the nine month periods was gain/loss on sale of OREO properties that reduced noninterest income in 2009 by $822,000.

Other operating expenses for the three months ended September 30, 2009 were $6,850,000 and $5,224,000 for 2008, an increase of $1,626,000 or 31.1%. For the nine months ended September 30, 2009, other operating expenses totaled $21,613,000, up $4,532,000 from $17,081,000 for the same period in 2008. Five expense components accounted for the much of differences for the nine month period. 1) FDIC assessments increased by $487,000, 2) write-downs on foreclosed properties were up $835,000, 3) foreclosed property expenses were up $939,000, 4) sundry losses associated with a lawsuit were up $788,000 and 5) a goodwill impairment expense was up $3,026,000 in 2009 over 2008.

The provision for loan loss was $436,000 for the 3rd quarter of 2009 and $6,444,000 for 3rd quarter of 2008. For the nine months ended September 30, 2009, the provision was $8,593,000 compared with $7,160,000 for the same period in 2008. In determining the adequacy of the allowance for loan losses, Management’s judgment is the primary determining factor for establishing the amount of the provision for loan losses and management considers the allowance for loan and lease losses at September 30, 2009 to be adequate. Non-performing assets decreased to 12.43% of total assets on September 30, 2009 from 12.62% on June 30, 2009.At year-end 2008 non-performing assets were 10.78% of total assets and on June 30, 2008 6.83%.

United Security Bancshares is a $720+ million bank holding company. United Security Bank, its principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company’s market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business transactions, particularly recently enacted California tax legislation and the subsequent Dec. 31, 2003, announcement by the Franchise Tax Board regarding the taxation of REITs and RICs; and (8) unknown economic impacts caused by the State of California’s budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and particularly the section of Management’s Discussion and Analysis.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(Dollars in thousands)

	September 30	September 30
	2009	2008
Cash & nonint.-bearing deposits in banks	$22,274	$17,872
Interest-bearing deposits in banks	2,526	15,101
Federal funds sold	0	0
Investment securities AFS	80,754	96,324
Loans, net of unearned fees	533,252	600,787
Less: allowance for loan losses	(14,413)	(12,580)
Loans, net	518,840	588,207
Premises and equipment, net	13,362	14,599
Intangible assets	9,664	13,677
Other assets	74,406	42,222
TOTAL ASSETS	$721,825	$788,002

Deposits:
Noninterest-bearing demand & NOW	176,657	197,004
Savings & Money Market	167,493	178,129
Time	227,920	227,151
Total deposits	572,070	602,284

Borrowed funds	54,360	86,809
Other liabilities	7,186	6,275
Junior subordinated debentures	11,510	12,783
TOTAL LIABILITIES	$645,127	$708,151

Shareholders' equity:
Common shares outstanding:
12,372,797 at Sep. 30, 2009
11,914,838 at Sep. 30, 2008	$36,987	$33,587
Retained earnings	41,498	48,307
Fair Value Adjustment - Hedge	0	0
Accumulated other comprehensive income	(1,787)	(2,043)
Total shareholders' equity	$76,698	$79,851
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	721,825	788,002

United Security Bancshares
Consolidated Statements of Income
(dollars in 000's, except per share amounts)
(unaudited)
	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	30-Sep	30-Sep	30-Sep	30-Sep
	2009	2008	2009	2008
Interest income	$8,870	$10,936	$26,824	$35,111
Interest expense	1,711	3,509	5,722	11,971
Net interest income	7,159	7,427	21,102	23,140
Provision for loan losses	436	6,444	8,593	7,160
Other income	1,019	1,591	3,438	5,645
Other expenses	6,850	5,224	21,613	17,081
Income before income tax provision	894	(2,650)	(5,667)	4,544
Provision for income taxes	200	(1,308)	(1,555)	1,316
NET INCOME	$693	$(1,342)	$(4,112)	$3,228

United Security Bancshares
Selected Financial Data
(dollars in 000's except per share amounts)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	30-Sep-09	30-Sep-08	30-Sep-09	30-Sep-08
Basic Earnings Per Share	$0.06	$(0.11)	$(0.33)	$0.26
Diluted Earning Per Share	$0.06	$(0.11)	$(0.33)	$0.26

Annualized Return on:
Average Assets	0.38%	(0.68%)	(0.74%)	0.56%
Average Equity	3.63%	(6.48%)	(6.95%)	5.18%
Net Interest Margin	4.61%	4.17%	4.46%	4.44%

Net Charge-offs to Average Loans	1.70%	1.01%	1.52%	0.46%

	30-Sep-09	30-Sep-08
Book Value Per Share	$6.20	$6.70
Tangible Book Value Per Share	$5.42	$5.55
Efficiency Ratio	88.08%	59.15%
Non Performing Assets to Total Assets	12.43%	8.09%

Allowance for Loan Losses to Total Loans	2.70%	2.09%

Shares Outstanding - period end	12,372,797	11,914,838
Basic Shares - YTD average weighted	12,372,869	12,423,211
Diluted Shares - YTD average weighted	12,372,869	12,428,878
Basic Shares - QTD average weighted	12,372,797	12,399,402
Diluted Shares - QTD average weighted	12,372,797	12,406,222